UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
L. Patrick Hassey, a member of the Board of Directors ("Board") of Ryder System, Inc. (the "Company") and a member of the Board's Compensation Committee and the Corporate Governance and Nominating Committee, will retire from the Board, effective on February 9, 2018, in accordance with the Company's director retirement policy as set forth in the Company's Corporate Governance Guidelines. His decision to retire as a director was not due to any disagreements with the Company or any matter relating to its operations, policies or practices. Mr. Hassey has been a valuable member of the Company’s Board of Directors since 2005.
Also, on February 9, 2018, the Board voted unanimously to increase the size of the Board from eleven members to twelve members and, based on the nomination made by the Corporate Governance and Nominating Committee, appointed Mr. David G. Nord and Mr. Dmitri L. Stockton, effective as of March 1, 2018. Messrs. Nord and Stockton will serve as members of both the Compensation and Finance Committees.

The Board has determined that Messrs. Nord and Stockton qualify as independent under the independence standards set forth in the NYSE corporate governance listing standards. There are no arrangements or understandings between either Mr. Nord or Mr. Stockton and any other persons with respect to their appointments as a director. Neither Mr. Nord, Mr. Stockton, nor any immediate family member of Mr. Nord or Mr. Stockton has been a participant in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Messrs. Nord and Stockton will participate in the standard non-employee director compensation arrangements described under the heading "Director Compensation" in the Company's 2017 Proxy Statement, which was filed with the Securities and Exchange Commission on March 20, 2017. The Company expects to enter into a Director Indemnification Agreement with Messrs. Nord and Stockton, the form of which was previously filed with the Commission on February 29, 2016.

A copy of the press releases announcing the retirement of Mr. Hassey and the appointment of Messrs. Nord and Stockton are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release issued by Ryder System, Inc. on February 9, 2018 announcing the retirement of L. Patrick Hassey from the Board of Directors
99.2	Press Release issued by Ryder System, Inc. on February 9, 2018 announcing the appointment of David G. Nord and Dmitri L. Stockton to its Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2018	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
Executive Vice President, Chief Legal Officer and Corporate Secretary